Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company for the quarter ended September 30, 2003, I, Carolyn Jones, senior vice president, chief financial officer and treasurer of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended September 30, 2003 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-Q.

By:

/s/  Carolyn Jones

Date:

November 12, 2003

Carolyn Jones

Senior Vice President, Chief

Financial Officer and Treasurer